NewtekOne, Inc. Reports Full Year 2024 Earnings of $1.97 per Basic and $1.96 per Diluted Common Share Raises Full Year 2025 Earnings Forecast Range to $2.10 to $2.50 per Basic and Diluted Common Share Boca Raton, Fla., February 26, 2025 - NewtekOne, Inc. (Nasdaq: NEWT) reports its financial and operating results for the three and twelve months ended December 31, 2024. NewtekOne Financial Highlights for the Three Months Ended December 31, 2024 • Net income was $18.3 million and earnings per share (“EPS”) was $0.70 per basic and $0.69 per diluted common share, for the three months ended December 31, 2024; a 55.6% increase, on a per share basis, compared to $11.9 million and $0.45 per basic and diluted common share for the three months ended September 30, 2024, and a 62.8% increase, on a per share basis, compared to $10.8 million and $0.43 per basic and diluted common share for the three months ended December 31, 2023. • Net interest income was $11.3 million for the three months ended December 31, 2024; an increase of 2.7% over $11.0 million for the three months ended September 30, 2024, and an increase of 36.1% over $8.3 million for the three months ended December 31, 2023. • Total assets were $2.1 billion at December 31 2024; an increase of 50.0% from $1.4 billion at December 31, 2023. • Loans held for investment were $991.4 million at December 31, 2024; an increase of 23.0% over $806.1 million at December 31, 2023. • Total borrowings were $708.0 million at December 31, 2024; an increase of 9.9% from $644.1 million at December 31, 2023. • Net interest margin2 was 2.80% for the three months ended December 31, 2024; a decrease of 9.1% compared to 3.08% for the three months ended September 30, 2024, and an increase of 1.4% over 2.76% for the three months ended December 31, 2023. • Return on Tangible Common Equity (“ROTCE”)1 of 31.8% for the three months ended December 31, 2024; an increase of 49.3% over 21.3% for the three months ended September 30, 2024, and an increase of 20.5% over 26.4% for the three months ended December 31, 2023. • Return on Average Assets (“ROAA”)1,2 of 4.1% for the three months ended December 31, 2024; an increase of 41.4% over 2.9% for the three months ended September 30, 2024, and an increase of 28.1% over 3.2% for the three months ended December 31, 2023. • Efficiency ratio2 of 55.9% for the three months ended December 31, 2024; an improvement of 9.5% compared to 61.8% for the three months ended September 30, 2024, and an improvement of 16.1% compared to 66.6% for the three months ended December 31, 2023. • Total risk-based capital ratio2 was 19.7% at December 31, 2024; an increase of 3.1% over 19.1% at December 31, 2023. • Tier-1 leverage ratio2 was 13.3% at December 31, 2024; a decrease of 2.2% compared to 13.6% at December 31, 2023. Exhibit 99.1 1

• Alternative Loan Program ("ALP") loan closings were $91.4 million for the three months ended December 31, 2024; an increase of 199.0% over $30.5 million ALP loan closings for the three months ended December 31, 2023. • The Newtek Payments segment, which includes Newtek Merchant Solutions ("NMS") and Mobil Money, had pretax income of $3.5 million for the three months ended December 31, 2024; a 2.9% increase over the three months ended December 31, 2023. Post Fourth Quarter 2024 Highlights • The Company raises its 2025 annual EPS forecast range to $2.10 to $2.50 per basic and diluted common share, from its previous full year 2025 EPS forecast range of $2.00 to $2.25 per basic and diluted common share. • On January 2, 2025, the Company closed on the sale of its wholly owned subsidiary Newtek Technology Solutions, Inc. ("NTS") to Intelligent Protection Management Corp. (Nasdaq: IPM). • On January 13, 2025, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • On February 18, 2025, the Company announced that the Newtek Advantage® now integrates with Intuit QuickBooks®, providing independent business owners with a real-time snapshot into their finances directly through the Newtek Advantage connecting real-time accounting data with real-time banking data. NewtekOne Financial Highlights for the Twelve Months Ended December 31, 2024 • Net income was $50.9 million and EPS was $1.97 per basic and $1.96 per diluted common share for the twelve months ended December 31, 2024, compared to $47.3 million and $1.89 per basic and $1.88 per diluted common share for the twelve months ended December 31, 2023. Excluding the positive impact of an income tax benefit of $14.2 million, or $0.59 per basic and $0.58 per diluted share in 2023, EPS for the twelve months ended December 31, 2023, would have been $1.30 per basic and diluted share.1 • Net interest income was $40.3 million for the twelve months ended December 30, 2024; an increase of 51.5% over $26.6 million for the twelve months ended December 31, 2023. • Net interest margin2 was 2.87% for the twelve months ended December 31, 2024; an increase of 21.1% over 2.37% for the twelve months ended December 31, 2023. • ROTCE1 of 24.1% for the twelve months ended December 31, 2024; a decrease of 13.9% compared to 28.0% for the twelve months ended December 31, 2023. ROTCE for the twelve months ended December 31, 2023, was positively impacted by the income tax benefit in the first quarter of 2023. • ROAA1,2 of 3.2% for the twelve months ended December 31, 2024; a decrease of 11.1% compared to 3.6% for the twelve months ended December 31, 2023. ROAA for the twelve months ended December 31, 2023, was positively impacted by the income tax benefit in the first quarter of 2023. • Efficiency ratio2 of 63.2% for the twelve months ended December 31, 2024; an improvement of 12.1% compared to 71.9% for the twelve months ended December 31, 2023. • ALP loan closings were $269.6 million for the twelve months ended December 31, 2024; an increase of 224.9% over $83.0 million of ALP loan closings for the twelve months ended December 31, 2023. • The Newtek Payments segment, which includes NMS and Mobil Money, had pretax income of $16.2 million for the twelve months ended December 31, 2024; a 33.1% increase over the twelve months ended December 31, 2023. • On September 16, 2024, the Company completed a registered public offering of $75.0 million aggregate principal amount of its 8.625% Fixed Rate Senior Notes due 2029 (Nasdaq: NEWTH), which were rated BBB+ by Egan-Jones Ratings Company with a positive outlook. • On July 23, 2024, NewtekOne's joint venture, Newtek-TSO II Conventional Credit Partners, LP, closed a $154.3 million alternative business loan backed securitization rated by Morningstar DBRS. Newtek Bank, N.A. Financial Highlights • Total deposits3 were $1.04 billion at December 31, 2024; an increase of 39.5% over $745.7 million at September 30, 2024 and an increase of 100.3% over $519.1 million in deposits at December 31, 2023. • Insured deposits represented approximately 80.3% of total deposits at December 31, 2024. Exhibit 99.1 2

• Net interest margin was 4.84% for the twelve months ended December 31, 2024; an increase of 33.3% over 3.63% for the twelve months ended December 31, 2023. • ROTCE1 of 48.8% for the twelve months ended December 31, 2024; an increase of 36.3% compared to 35.8% for the twelve months ended December 31, 2023. • ROAA1 of 6.3% for the twelve months ended December 31, 2024; an increase of 10.5% compared to 5.7% for the twelve months ended December 31, 2023. • Efficiency ratio1 of 43.5% for the twelve months ended December 31, 2024; an improvement of 12.8% from 49.9% for the twelve months ended December 31, 2023. • Total risk-based capital ratio was 15.4% at December 31, 2024; a decrease of 32.5% from 22.8% at December 31, 2023. • Tier-1 leverage ratio was 11.9% at December 31, 2024; a decrease of 28.3% from 16.6% at December 31, 2023. Lending Highlights for the Twelve Months Ended December 31, 2024 • SBA 7(a) loan closings of $954.3 million for the twelve months ended December 31, 2024; an increase of 15.2% over $828.1 million of SBA 7(a) loan closings for the twelve months ended December 31, 2023, surpassing the 2024 forecast of $935 million in total SBA 7(a) loan closings. • The Company forecasts $1.0 billion in total SBA 7(a) loan closings for 2025, which would represent a 6.0% increase over 2024. • SBA 504 loan closings of $129.8 million for the twelve months ended December 31, 2024; a decrease of 9.2% from $142.9 million SBA 504 loans closed for the twelve months ended December 31, 2023. • Newtek Bank and the Company’s non-bank lending subsidiaries closed $1.5 billion of loans across all loan products for the twelve months ended December 31, 2024; a 33.1% increase over $1.1 billion of loans closed for the same period in 2023. Barry Sloane, CEO, President and Chairman said, “Having completed two full years since our January 6, 2023 acquisition of Newtek Bank (formerly known as the National Bank of New York City) and transitioning from a Business Development Company to a financial holding company owning a nationally chartered bank, we could not be more pleased with our ability to achieve our key metrics and milestones. We are a technology-based organization that is innovative and blanketed in a bank holding company wrapper. Since the acquisition, we have faced and successfully overcome many hurdles, including: demonstrating that we can raise deposits; transitioning loan originations and growth into Newtek Bank; and successfully operating as a financial holding company. For example, deposits on December 31, 2022, when we acquired Newtek Bank, were $142 million, and we have grown Newtek Bank's deposits3 by more than 600% to $1.04 billion on December 31, 2024, representing phenomenal growth in just two years. Additionally, Newtek Bank's loan portfolio grew by more than 360% from $167 million on December 31, 2022, to $774 million on December 31, 2024. During this two- year period, our business plan and model remained centered on our strategy of deposit growth, loan growth, and the development of the Newtek Advantage®. As an example of this development, we announced last week that the Newtek Advantage now integrates with Intuit QuickBooks®, providing independent business owners with a real-time snapshot into their finances. Specifically, this integration allows business owners using the Newtek Advantage and QuickBooks to access and display essential financial data from QuickBooks, including revenue, gross profits, net profits, account balances, invoices (with aging), and bills. This financial data is viewable in real time, with filtering options by day, month, or year, enabling customers to stay informed and make timely decisions with confidence. This feature complements the existing components of the Newtek Advantage, which includes real-time credit card payment tracking for batches and settlements, access to Newtek Bank, Newtek payroll services, free unlimited document storage, and free website analytics. Together, these tools provide a comprehensive 360-degree financial solution that gives independent business owners unparalleled control and Exhibit 99.1 3 1 Non-GAAP; reconciliations of non-GAAP financial measures to the most comparable GAAP measures are set forth on the last page of the financial information accompanying this press release. 2 Assets under supervision, capital ratios, risk-weighted assets and supplementary leverage ratio are preliminary data and subject to change with the filing of our Form 10-K for the period ended December 31, 2024. 3 Total deposits as reported include $69.9 million, $96.3 million, and $55.6 million in deposits from affiliates held at Newtek Bank as of December 31, 2024, September 30, 2024, and December 31, 2023, respectively, which are eliminated through consolidation on NewtekOne's consolidated financial statements.

visibility into their operations. Furthermore, our management team has done an excellent job of growing Newtek Bank’s assets, liabilities, and profits while maintaining what we believe are appropriate levels of capital and loan loss reserves, and achieving strong profitability. We believe that as we strive to continue to achieve our performance metrics and demonstrate our ability to earn outsized returns on equity and assets, market opportunities will continue to come our way. For the full year 2024, NewtekOne's ROTCE, and ROAA were 24.1% and 3.2%, respectively, which we believe are leading metrics in the bank and bank holding company space. Achieving these results while simultaneously being able to manage a portfolio of loans with a higher risk and reward profile, is something that we, as an organization, are familiar with, as this has been our business model for over two decades.” Mr. Sloane added, “During our conference call tomorrow morning, we will focus on metrics such as pre- provision net revenue, as well as our percentage of non-interest income as a percentage of total income, which we believe can demonstrate how we are one of the top performers in the market regarding these metrics. We will also provide a more in-depth explanation regarding the loss default curves, both at the holding company and in Newtek Bank, which we believe are unique to our SBA 7(a) portfolio. This data will illustrate that we have an appropriate amount of loss reserves in our provisions, and that our returns can be less sensitive to credit deterioration compared to the banks and bank holding companies in our space. Slide 12 in our earnings conference call presentation will demonstrate the net increase in non accruals before charge offs peaked in the second quarter of 2024 and the subsequent decline of almost 50% in the fourth quarter of 2024. It is also important to highlight that we made progress in the fourth quarter of 2024 to diversify our Newtek Bank loan portfolio with lower margin, less risky, conforming, commercial, and industrial business loans as well as current vintage multi-tenanted commercial real estate loans. We believe we can continue to diversify the loan portfolio at Newtek Bank and can do this going forward without sacrificing our ability to generate what we view as industry leading ROTCE and ROAA. We will also discuss how we intend to grow Newtek Bank's conforming CRE and C&I loans, and SBA 504 loans at a faster rate than our SBA 7(a) loans in 2025. NewtekOne's full year 2025 EPS forecast incorporates an expectation of generating $500 million of new originations in the ALP loan portfolio, another important and growing segment of our business model. We anticipate our third ALP securitization will occur during the first half of 2025.” Mr. Sloane further commented, “We believe that an investor in NewtekOne should look beyond the typical bank and bank holding company narrow focus on credit, provisions for credit losses, charge offs, and deposit rates of interest. Indeed, for over two decades, we have chosen not to avoid credit risk, but rather to seek to effectively manage a portfolio of loans and the risk associated with them and earn outsized returns. We believe we have demonstrated over the two years of owning Newtek Bank that our higher levels of provisions and charge offs are in our business plan and are included in our 2025 expectations, and further, should be measured against the high rewards we believe we can achieve as a result of having developed an expertise in the area of providing financing to independent business owners. After two full years of operations and financial results, including metrics such as our credit loss reserves, charge offs, well-capitalized balance sheet, and returns on equity and assets, we continue to believe in our ability to generate profits. We believe that our business model, with higher margins and lower operating expenses, has the ability to generate an attractive risk and reward scenario for all of our stakeholders with the capability to continue to grow our earnings on a go-forward basis." Mr. Sloane concluded, “During our conference call tomorrow, we look forward to further elaborating on our unique and attractive business model, which we believe can address the bank holding company and bank industry issues of high-quality asset originations with razor-thin margins, as well as expensive infrastructure to acquire customers, using traditional bankers, branches, brokers, and business development officers. Newtek Bank is a true technology-enabled bank. During our two-decade history of using our patented NewTracker® system and alliance partner model, through which we receive an average of 600 to 900 unique business referrals daily, we have been able to operate below industry-level efficiency ratios of 43.5% for Newtek Bank, and 63.2% for NewtekOne in 2024. Moreover, the industry’s business model is predicated on raising deposits at 2% to 3% below the risk-free treasury rate without offering depositors anything special for the inexpensive liabilities, or non-interest-bearing accounts, especially given today's market where deposits can be moved with the click of a mouse or the finger movement on a smartphone. We believe our business model can overcome obstacles in a compliant and frictionless manner that is highly attractive to our independent business owner client base due to, among other things, the Newtek Advantage. The Newtek Advantage can give independent Exhibit 99.1 4 business owner clientele true value by offering things like free document storage, free updated web tracking, analytics, payment processing in the business portal, data in the business portal, ability to make payroll in the business portal, integration with QuickBooks, and other benefits which can enable us to acquire and grow our business deposit clientele, particularly with the integration of payment processing and payroll with our Bank's checking accounts. We are pleased we were able to grow our business accounts significantly in 2024 and anticipate further growth in 2025 due to, among other things, the capabilities of the Newtek Advantage. We are raising our full year 2025 EPS forecast range to $2.10 to $2.50 per basic and diluted common share, from our previous full year 2025 EPS forecast range of $2.00 to $2.25 per basic and diluted common share, which we believe represents attractive, measurable growth over our full year 2024 EPS of $1.97 per basic and $1.96 per diluted common share for the twelve months ended December 31, 2024. In addition, our objective is to maintain the current dividend payout. Our current dividend yield has been tracking between 5% and 6%, which we believe represents an attractive opportunity for a company that is growing its earnings and has a unique and, in many metrics, industry-leading performance model.” Fourth Quarter and Full Year 2024 Conference Call and Webcast A conference call to discuss the fourth quarter and full year 2024 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman and M. Scott Price, Chief Financial Officer, tomorrow, Thursday, February 27, 2025, 8:30 a.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Fourth Quarter and Full Year 2024 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Fourth Quarter and Full Year 2024 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and the filing of the Company's Form 10-K for the year ended December 31, 2024. These statements and other Exhibit 99.1 5 forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. In addition, earnings per share guidance reflects risks, uncertainties and assumptions with respect to facts and circumstances that are beyond our control, in particular concerning interest rates, monetary policy and prevailing economic conditions during the relevant periods, any of which may differ significantly from our assumptions about the applicable period, causing our actual operating results, including our earnings per share, to differ materially from the stated guidance. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https:// investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com Exhibit 99.1 6

ASSETS (unaudited) Cash and due from banks $ 6,941 $ 15,398 Restricted cash 28,226 30,919 Interest bearing deposits in banks 346,207 137,689 Total cash and cash equivalents 381,374 184,006 Debt securities available-for-sale, at fair value 23,916 32,171 Loans held for sale, at fair value 372,286 118,867 Loans held for sale, at LCM 58,803 56,607 Loans held for investment, at fair value 369,746 469,801 Loans held for investment, at amortized cost, net of deferred fees and costs 621,651 336,305 Allowance for credit losses (30,233) (12,574) Loans held for investment, at amortized cost, net 591,418 323,731 Federal Home Loan Bank and Federal Reserve Bank stock 3,585 3,635 Settlement receivable 52,465 62,230 Joint ventures and non-control investments, at fair value (cost of $44,039 and $38,660), respectively 57,678 41,587 Goodwill and intangibles 14,752 30,120 Right of use assets 5,688 5,701 Deferred tax asset, net — 5,230 Servicing assets 46,257 39,725 Other assets 60,636 56,102 Assets held for sale 21,308 — Total assets $ 2,059,912 $ 1,429,513 LIABILITIES AND SHAREHOLDERS' EQUITY Liabilities: Deposits: Noninterest-bearing $ 11,142 $ 10,053 Interest-bearing 961,910 453,452 Total deposits 973,052 463,505 Borrowings 708,041 644,122 Dividends payable 5,233 4,792 Lease liabilities 6,498 6,952 Deferred tax liabilities, net 2,244 — Due to participants 21,532 23,796 Accounts payable, accrued expenses and other liabilities 40,806 37,300 Liabilities directly associated with assets held for sale 6,224 — Total liabilities 1,763,630 1,180,467 Shareholders' Equity: Preferred stock (par value $0.02 per share; authorized 20 shares, 20 shares issued and outstanding) 19,738 19,738 Common stock (par value $0.02 per share; authorized 199,980 shares, 26,291 and 24,680 issued and outstanding, respectively) 526 492 Additional paid-in capital 218,266 200,913 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) December 31, 2024 December 31, 2023 Exhibit 99.1 7

Retained earnings 57,773 28,051 Accumulated other comprehensive income (loss), net of income taxes (21) (148) Total shareholders' equity 296,282 249,046 Total liabilities and shareholders' equity $ 2,059,912 $ 1,429,513 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) December 31, 2024 December 31, 2023 Exhibit 99.1 8

Exhibit 99.1

NEWTEKONE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except for Per Share Data)

	Three Months Ended December 31,			Year Ended December 31,		
	2024	2023	2022	2024	2023	2022
	Financial Holding Company	Financial Holding Company	Investment Company	Financial Holding Company	Financial Holding Company	Investment Company
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		
Interest income						
Debt securities available-for-sale	$ 314	$ 435	$ —	$ 1,482	$ 1,518	$ —
Loans and fees on loans	30,546	23,660	11,781	110,892	84,001	35,696
Interest from affiliates	—	—	834	—	—	2,921
Other interest earning assets	2,867	2,274	—	9,044	8,854	—
Total interest income	33,727	26,369	12,615	121,418	94,373	38,617
Interest expense						
Deposits	8,935	5,111	—	28,690	15,849	—
Notes and securitizations	12,027	11,411	7,348	45,454	40,217	21,780
Bank and FHLB borrowings	1,473	1,546	1,303	6,969	11,673	3,998
Notes payable related party	—	—	262	—	—	547
Total interest expense	22,435	18,068	8,913	81,113	67,739	26,325
Net interest income	11,292	8,301	3,702	40,305	26,634	12,292
Provision for credit losses	9,474	4,365	—	26,216	11,704	—
Net interest income after provision for credit losses	1,818	3,936	3,702	14,089	14,930	12,292
Noninterest income						
Dividend income	391	360	4,606	1,519	1,757	24,657
Net gain (loss) on loan servicing assets	(7,282)	(1,983)	(6,131)	(12,665)	8,970	2,259
Servicing income	5,165	4,985	3,767	20,087	18,289	13,698
Net gains on sales of loans	28,652	17,252	6,948	97,183	38,215	44,547
Net gain (loss) on loans under the fair value option	9,381	5,420	(14,089)	5,200	18,008	(26,504)
Technology and IT support income	5,388	6,460	—	19,643	24,916	—
Electronic payment processing income	10,640	10,659	—	46,049	42,855	—
Other noninterest income	11,739	5,954	24,840	40,296	23,762	34,221
Total noninterest income	64,074	49,107	19,941	217,312	176,772	92,878
Noninterest expense						
Salaries and employee benefits expense	17,486	14,535	5,806	77,931	65,708	20,186
Technology services expense	3,637	4,265	—	12,261	14,272	—
Electronic payment processing expense	4,901	4,168	—	19,878	18,327	—
Professional services expense	4,576	3,311	2,812	15,813	13,077	7,134
Other loan origination and maintenance expense	4,379	2,503	8,846	13,770	9,433	30,746
Depreciation and amortization	214	613	58	1,784	2,884	239
Loss on extinguishment of debt	—	271	—	—	271	417
Other general and administrative costs	6,946	8,543	2,054	21,272	22,357	7,673
Total noninterest expense	42,139	38,209	19,576	162,709	146,329	66,395
Net income before taxes	23,753	14,834	4,067	68,692	45,373	38,775
Income tax expense (benefit)	5,429	3,985	6,289	17,839	(1,956)	6,464
Net income	18,324	10,849	(2,222)	50,853	47,329	32,311

9

Dividends to preferred shareholders (400) (405) — (1,600) (1,454) — Net income available to common shareholders $ 17,924 $ 10,444 $ (2,222) $ 49,253 $ 45,875 $ 32,311 Earnings per share: Basic $ 0.70 $ 0.43 $ (0.09) $ 1.97 $ 1.89 $ 1.34 Diluted $ 0.69 $ 0.43 $ (0.09) $ 1.96 $ 1.88 $ 1.34 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended December 31, Year Ended December 31, 2024 2023 2022 2024 2023 2022 Financial Holding Company Financial Holding Company Investment Company Financial Holding Company Financial Holding Company Investment Company Exhibit 99.1 10

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited) The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days. Reconciliation of Newtek Bank and NewtekOne Inc. Non-GAAP Measures: Newtek Bank, NA As of and for the year ended December 31, (in thousands) 2024 2023 Return on Average Tangible Common Equity Net Income (GAAP) $51,994 $28,125 Tax-adjusted amortization of intangibles 130 142 Numerator: Adjusted net income 52,124 28,267 Average Total Shareholders' Equity1 107,896 81,049 Deduct: Average Goodwill and Intangibles1 1,031 2,099 Denominator: Tangible Average Common Equity1 $106,865 $78,950 Return on Average Tangible Common Equity1 48.8% 35.8% Return on Average Assets Numerator: Net Income (GAAP) $51,994 $28,125 Denominator: Average Assets1 827,220 490,606 Return on Average Assets1 6.3% 5.7% Efficiency Ratio Numerator: Non-Interest Expense (GAAP) $70,803 $51,378 Net Interest Income (GAAP) 39,721 17,461 Non-Interest Income (GAAP) 122,904 85,579 Denominator: Total Income $162,625 $103,040 Efficiency Ratio1 43.5% 49.9% Net Interest Margin Net interest income (GAAP) $39,721 $17,461 Average interest-earning assets 820,337 481,722 Net Interest Margin1 4.84% 3.63% Exhibit 99.1 11

Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended			As of and for the year ended December 31,	
(dollars and number of shares in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	2024	2023
Return on Average Tangible Common Equity					
Numerator: Net Income (GAAP)	$18,324	$11,934	$10,849	$50,853	$47,329
Tax-adjusted amortization of intangibles	55	141	141	491	1,057
Numerator: Adjusted net income	18,379	12,075	10,990	51,344	48,386
Average Total Shareholders' Equity[1]	279,853	274,888	218,387	262,805	224,052
Deduct: Preferred Stock (GAAP)	19,738	19,738	19,738	19,738	19,738
Average Common Shareholders' Equity[1]	260,115	255,150	198,649	243,067	204,314
Deduct: Average Goodwill and Intangibles[1]	29,939	29,729	31,250	29,902	31,706
Denominator: Average Tangible Common Equity[1]	$230,176	$225,421	$167,399	$213,165	$172,608
Return on Average Tangible Common Equity[1]	31.8%	21.3%	26.4%	24.1%	28.0%
Return on Average Assets					
Numerator: Net Income (GAAP)	$18,324	$11,934	$10,849	$50,853	$47,329
Denominator: Average Assets[1]	1,787,859	1,610,849	1,382,690	1,588,282	1,316,923
Return on Average Assets[1]	4.1%	2.9%	3.2%	3.2%	3.6%
Efficiency Ratio					
Numerator: Non-Interest Expense (GAAP)	$42,139	$38,847	$38,209	$162,709	$146,329
Net Interest Income (GAAP)	11,292	10,981	8,301	40,305	26,634
Non-Interest Income (GAAP)	64,074	51,851	49,107	217,312	176,772
Denominator: Total Income	$75,366	$62,832	$57,408	$257,617	$203,406
Efficiency Ratio[1]	55.9%	61.8%	66.6%	63.2%	71.9%
Net Interest Margin					
Net interest income	11,292	10,981	8,301	40,309	26,634
Average interest-earning assets	1,603,858	1,416,568	1,194,463	1,402,491	1,122,930
Net Interest Margin[1]	2.80%	3.08%	2.76%	2.87%	2.37%

Reconciliation of NewtekOne, Inc. Tangible Book Value:

	As of December 31,	
NewtekOne, Inc.	2024	2023
Tangible Book Value Per Share		
Total Shareholders' Equity (GAAP)	$296,282	$281,785
Deduct: Goodwill and Intangibles (GAAP)	29,581	30,120
Numerator: Total Tangible Book Value[1]	$266,701	$251,665
Denominator: Total Number of Shares Outstanding	26,291	26,018
Tangible Book Value Per Share[1]	$10.14	$9.67
Tangible Book Value Per Common Share		
Total Tangible Book Value[1]	$266,701	$251,665
Deduct: Preferred Stock (GAAP)	19,738	19,738
Numerator: Tangible Book Value Per Common Share[1]	$246,963	$231,927
Denominator: Total Number of Shares Outstanding	26,291	26,018
Tangible Book Value Per Common Share[1]	$9.39	$8.91

[1] Non-GAAP

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Reconciliation of Core EPS to GAAP EPS: Year Ended December 31, 2024 Year Ended December 31, 2023 GAAP EPS Adjustments Core EPS GAAP EPS Adjustments Core EPS Based on Net Income Discrete Tax Benefits on Reorg Based on Adjusted Net Income Based on Net Income Discrete Tax Benefits on Reorg Based on Adjusted Net Income Net income before taxes $ 68,692 $ — $ 68,692 $ 45,373 $ — $ 45,373 Income tax expense (benefit) 17,839 — 17,839 (1,956) 14,244 12,288 Net income 50,853 — 50,853 47,329 (14,244) 33,085 Preferred dividends (1,600) — (1,600) (1,454) — (1,454) Net income available to common shareholders $ 49,253 $ — $ 49,253 $ 45,875 $ (14,244) $ 31,631 Basic: Income available to common shareholders $ 49,253 $ — $ 49,253 $ 45,875 $ (14,244) $ 31,631 Weighted-average basic shares outstanding 24,945 — 24,945 24,263 — 24,263 Basic $ 1.97 $ — $ 1.97 $ 1.89 $ 0.59 $ 1.30 Diluted: Income available to common shareholders $ 49,253 $ — $ 49,253 $ 45,875 $ (14,244) $ 31,631 Total weighted-average diluted shares outstanding 25,186 — 25,186 24,348 — 24,348 Diluted $ 1.96 $ — $ 1.96 $ 1.88 $ 0.58 $ 1.30 Exhibit 99.1 13